Exhibit 99.1

Abiomed to Appoint New Chief Financial Officer Todd A. Trapp

DANVERS, Mass., March 30, 2018 (GLOBE NEWSWIRE) — Abiomed, Inc. (Nasdaq:ABMD), a leading provider of breakthrough heart support technologies, today announced that Todd A. Trapp will be appointed as Vice President and Chief Financial Officer, effective April 9, 2018.

Mr. Trapp, 47, joins Abiomed from Watts Water Technologies, Inc., where he served as CFO since 2015. Watts Water Technologies is a $1.5B global manufacturing leader of innovative products to control the efficiency, safety and quality of water within residential and commercial applications. Prior to joining Watts Water Technologies, Mr. Trapp spent 13 years in a variety of financial and operational roles at Honeywell International Inc., a $40B diversified technology and manufacturing company. At Honeywell, Mr. Trapp served as Vice President of Financial Planning and Analysis, Chief Financial Officer of the Airlines Business Unit, Director of Finance for the Transportation Systems Division, Investor Relations Manager and other senior finance positions. Prior to joining Honeywell, Mr. Trapp held several treasury and finance operational roles at United Business Media, Inc. and Pearson, Inc. Mr. Trapp holds a BS in Accounting from Providence College and an MBA in Finance from Northeastern University.

“I am very excited to join Abiomed, a company that has and continues to revolutionize patient care with its world class Impella technology,” said Mr. Trapp. “I am committed to working closely with the employees and shareholders to further grow the company and continue Abiomed’s tradition of strong execution.”

“After an extensive search, we are pleased to welcome Todd Trapp to our executive team at Abiomed,” said Michael R. Minogue, Chairman, President and Chief Executive Officer, Abiomed. “Todd’s impressive proven record of accomplishment as a global CFO exemplifies his financial expertise, operational discipline and leadership. Todd will help Abiomed rise to the next level for the patients that we serve and our shareholders.”

ABOUT IMPELLA HEART PUMPS

The Impella 2.5®, Impella CP®, Impella 5.0® and Impella LD® are FDA-approved heart pumps used to treat heart attack or cardiomyopathy patients in cardiogenic shock, and have the unique ability to enable native heart recovery, allowing patients to return home with their own heart. The Impella 2.5 and Impella CP devices are also approved to treat certain advanced heart failure patients undergoing elective and urgent percutaneous coronary interventions (PCI) such as stenting or balloon angioplasty, to re-open blocked coronary arteries. Abiomed’s right-side heart pump, the Impella RP® device, is FDA approved to treat patients experiencing acute right heart failure or decompensation following left ventricular assist device implantation, myocardial infarction, heart transplant, or open-heart surgery. To learn more about the Impella platform of heart pumps, including their approved indications and important safety and risk information associated with the use of the devices, please visit: www.protectedpci.com.

The ABIOMED logo, ABIOMED, Impella, Impella 2.5, Impella 5.0, Impella LD, Impella CP, Impella RP, and Recovering Hearts. Saving Lives. are registered trademarks of ABIOMED, Inc. in the U.S. and in certain foreign countries.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc. is a leading provider of medical devices that provide circulatory support. Our products are designed to enable the heart to rest by improving blood flow and/or performing the pumping of the heart. For additional information, please visit: www.abiomed.com.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, including the potential for future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, litigation matters, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

For further information please contact:

Ingrid Goldberg Ward

Director, Investor Relations

978-646-1590

igoldberg@abiomed.com